EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the inclusion in the foregoing Registration Statement on Form SB-2 of Kanakaris Wireless of our report for the years ended September 30, 2001 and 2000, dated December 7, 2001, relating to the consolidated financial statements of Kanakaris Wireless and Subsidiaries, and to the reference to our firm under the caption "Experts" in the above-referenced prospectus.

                                             /s/ Weinberg & Company, P.A.

                                             WEINBERG & COMPANY, P.A.
                                             Certified Public Accountants

Boca Raton, Florida
May 8, 2002